UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):May 8, 2009

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

_______________________

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2008 Report on Form 10-K filed on March 20, 2009 and our Report on Form 10-Q filed on May 8, 2009.

B. Supplemental Information

On May 8, 2009, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Thank you, and welcome to our first quarter earnings conference call. Let’s start with our attendance trends. For the quarter, our attendance was down 19.5% versus prior year. Comparisons to the first quarter of 2008 were complicated by the following factors. First, the week before and after Easter are peak attendance periods. In 2008, Easter was on March 23, while Easter fell on April 12 in 2009. This shift moved the peak attendance period from the first quarter of 2008 to the second quarter of 2009. Second, our business continues to be impacted by the downturn in the global economy. Finally, due to the timing of our fiscal year-end, the first quarter of 2008 had two additional days compared to the first quarter of 2009. In the first quarter, both the domestic and international market attendance trends resembled the overall attendance trend.

During the first quarter, our total revenues decreased $44 million, or 21%, versus prior year, which was driven by the decrease in attendance, reduced guest per capita spending and lower revenues from our travel company and CityWalk operations. Combined per capita spending on admission passes, food and beverage, merchandise and other theme park related items decreased by 3%. During the first quarter, our total operating expenses decreased by $26 million, or 14%, versus prior year, as all categories of operating expenses experienced favorability compared to 2008. This favorability was driven primarily by volume related savings in theme park cost of goods sold and theme park operations, in addition to significant selling, general and administrative expense savings resulting from management’s cost savings initiatives.

Due to the shift in Easter and the staggering of school Spring Break schedules, April year-to-date results provide a more complete comparison to prior year. Through April, attendance was down 14% compared to 2008. After adjusting for the two extra days in 2008, the attendance shortfall was approximately 12%. Meanwhile, revenue through April was down approximately 13% compared to 2008. Combined per capita spending on admission passes, food and beverage, merchandise and other theme park related items decreased by approximately 2%. Operating income through April was also down 13% compared to 2008. EBITDA through April followed a similar trend and was down approximately 12% to 13% compared to the same period in 2008.

For the first quarter 2009, UCDP produced $26 million in operating cash flow, which was unfavorable by $18 million compared to 2008. This unfavorability in cash flows was almost entirely due to the reduction in our net income. Cash used in investing activities consisted exclusively of $38 million in capital expenditures versus $31 million in the prior year as we continue construction of the Hollywood Rip Ride RockitSM coaster and the Harry Potter project. For UCDP, cash used in financing activities primarily related to distributions paid to Universal City Florida Holding Co. I and II (combined "Holdings") of $6 million for interest payments. Holdings generated operating cash flow of $20 million, which is $26 million of operating cash flows generated at UCDP less the Holdings interest payments. No Partner distributions were made during the first quarter. However, we made tax distributions to our Partners totaling $33 million in April, as required by our partnership agreement. At the end of the first quarter, we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of $69.5 million, with an incremental $10.5 million at Holdings, for a consolidated total of $80.0 million. We also had basket availability of $81 million for UCDP and $154 million for Holdings.

Looking ahead, we are making progress on our construction and are looking forward to the opening of the Wizarding World of Harry PotterSM themed area and the Hollywood Rip Ride RockitSM coaster. We are well aware of upcoming maturities in early 2010. We are actively working with our partners to explore the alternatives and resolve. However, we have nothing to report publicly at this time.

C.     Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; increasing commodity and fuel costs; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
Date: May 8, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.
Date: May 8, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer